EXHIBIT 10.17

CERTAIN INFORMATION HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2.

MEDICAL SPECIALTIES
MATERIAL PURCHASE AGREEMENT

1. PARTIES: This Agreement is between Minnesota Mining and Manufacturing Company ("3M"), (through its Medical Specialties Department, located at 3M Center, Bldg. 275-5W-05, St. Paul, MN 55144-1000) and 3M's medical Component customer ("Customer") identified below:

         CNS, Inc.
         ------------------------------------------------
         Company Name
         7615 Smetana Lane
         ------------------------------------------------
         Address
         Eden Prairie, MN 55439           952-229-1500
         ------------------------------------------------
         City, State  Zip                 Telephone

2. PURPOSE AND EFFECT: This Agreement authorizes Customer and its authorized converters ("Converters") to purchase the 3M Components set forth in Schedule 1 at the prices shown as New Contract Price in
         Schedule 1, meeting the specifications set forth in Schedule 2, and such other materials as the parties may agree in writing to add in the future, ("Components"). Customer agrees to use Components solely for its use or use by Converters in the manufacture of nasal dilators and other products as described in paragraph 5 of this Agreement. This Agreement does not establish Customer or its Converters as a dealer or distributor of the Components. Customer shall direct its Converters not to resell any Components to any third party for resale. In the event a Converter is in breach of Medical Specialties Terms and Conditions of Sale or any other contractual obligations Converter may have to 3M, 3M reserves the right not to supply Components to such Converter. Customer acknowledges and agrees that it has sole responsibility for testing and evaluating the safety and suitability of use of Components in the product(s) for which Customer or Converters are purchasing Components.

3. TERM: The term of this Agreement begins on the date the last party signs this Agreement (the "Effective Date") and will continue for thirty six months ("Term").

4. TERMINATION FOR CAUSE: Upon default by either party in the performance of any material obligation in this Agreement, either party may give notice in writing to the other party and the defaulting party shall have thirty (30) days to cure the default. However, if the default is not cured within thirty (30) days, the non-defaulting party may terminate this Agreement by providing notice of termination, which shall take effect no earlier than ten (10) days from the receipt of such notice. Termination under this paragraph shall not relieve either party of an obligation existing upon the date of termination or relieve either party from liability for breach of this Agreement subject to the terms of this Agreement.

5.       EXCLUSIVE SALE AND PURCHASE; EXCEPTIONS; FIRST RIGHT OF REFUSAL:

         a) Customer agrees that during the Term of this Agreement it will purchase and direct its Converters to purchase all of its global requirements of medical grade adhesive tapes used in the manufacturing of external nasal dilators, with the exception of items in Exhibit A.

         b) If Customer develops or has an opportunity to obtain a new or modified external nasal dilator or any other product that requires the use of medical grade adhesives or tapes not included as Components in this Agreement, then Customer agrees to provide specifications, including but not limited to performance, color, adhesive, and price to 3M in order for 3M to determine its ability to supply such medical grade adhesives or tapes. If 3M agrees to supply such new medical grade adhesives or tapes, then these new adhesives or tapes would become Components and would be added to Schedule 1 by addendum. Purchases of such new Components would be included in total purchases to determine if Customer meets minimum purchase quantities and whether Customer qualifies for any rebate as described in paragraph 8 of this Agreement. If 3M cannot or does not choose to supply the requested new medical grade adhesives or tapes to Customer, then 3M will provide such notice to Customer within 60 days and Customer can purchase the requested medical grade adhesives or tapes from another source. However, if no other supplier can supply medical grade adhesives or tapes that meet the specifications, and Customer changes the specifications in order to purchase a medical grade adhesive or tape for these new or modified products, then Customer agrees to give 3M Medical Specialties the first right of refusal to supply such adhesives or tapes using the new specifications under the same conditions described earlier in this paragraph. Customer reserves the right to determine if the 3M medical grade adhesive tapes meet the new or revised specifications.

         c) During the Term 3M Medical Specialties Department will not supply finished external nasal dilators or Components for use in the manufacture of external nasal dilators to any third party(s) other than Customer and its Converters nor will 3M Medical Specialties sell nasal dilators in the retail market.

         d) 3M agrees to give Customer a right of first refusal for any new tapes or adhesives 3M might develop which could be useful for external nasal dilators. Customer will have 60 days to commit to using such a new component and introducing a product containing such new component within eighteen (18) months. If Customer does not meet either condition, 3M may sell such new component to any interested buyers for use in external nasal dilators. If a third party approaches 3M for such materials 3M will provide CNS with a right of first refusal to purchase such new component under the terms proposed by such third party and CNS will have 60 days to accept or reject such offer.

6.       FORECASTS, BINDING PURCHASE ORDERS, MINIMUM PURCHASE REQUIREMENT:
         Throughout the Term of this Agreement, Customer shall deliver to 3M on a monthly basis a forecast showing its estimated requirements for Components stated in number of strips, for the succeeding two calendar quarters ("Rolling Forecast"). Customer agrees that it is bound to purchase, or to direct its Converters to purchase, the first 60 days of forecasted Component requirements in the months such quantities were forecast, including any excess Components produced by 3M resulting from good faith efforts on the part of 3M to convert Rolling Forecast into square yards of required Components. Binding purchase orders for requirements for Components shall be placed at least twenty-one (21) days in advance of the requested ship date. 3M will not be obliged to fulfill orders received less than 21 days from the requested ship date or for quantities more than 15% above the applicable Rolling Forecast. If however, Component requirements exceed 15% of Rolling Forecast, 3M shall meet with Customer to discuss if and how Customer's production needs can be met. 3M will use reasonable efforts to meet such increased requirements.

7. USE OF NAME AND TRADEMARKS: Neither party will make any use whatsoever of the other party's name without its written permission. The decision to grant such permission is within sole discretion of the non-requesting party. Neither party will use or reproduce any of the other party's trademarks or logos in any manner without prior written approval. To request this approval, the requesting party must forward to the other party a complete and accurate specimen copy of the proposed use. The non-requesting party agrees to reply to the requesting party within thirty (30) days of receipt of such proposed use. Any permitted use extends only to authorized materials. 3M agrees to keep prices, forecast volumes, quantity of purchases and other material information related to this Agreement confidential during the Term and for a period of two (2) years therafter.

8. OTHER TERMS AND CONDITIONS: Payment shall be according to the price set forth on Schedule 1 subject to the following. In each twelve-month period during the Term, the first period beginning upon the Effective Date and ending twelve months thereafter, the Customer alone or together with its Converters shall purchase Components in an amount equal to the dollar value of Components purchased during the previous 12 month period (the first 12 month period in the Term shall be measured against the 12 months prior to the Effective Date) (Minimum Purchase Requirement). If purchases by Customer, together with Converters, exceed the Minimum Purchase Requirement by no less than [****] [ ] then 3M shall pay directly to Customer a rebate according to
         Schedule 3 attached. In the event Customer, together with its Converters do not purchase the Minimum Purchase Requirement in any successive twelve-month period of the Term, , pricing for the subsequent 12 month period shall revert back to current (2000) prices based on unit volume per order as shown in Schedule 1. Failure to purchase the Minimum Purchase Requirement shall not constitute a breach of this agreement. A price change will not affect any order properly placed before the effective date of such change. Customer shall direct its Converters to make payment within 30 days of the date of invoice. 3M reserves the right to not ship Components to any Converter whose accounts payable for Components are not current. The price for product set forth in Schedule 1 includes the cost of standard freight to one destination in the U.S. 3M and Customer will work together in good faith to try to find opportunities for reducing the cost of Customer's external nasal dialators that use Components

9. SHIPMENT DEADLINES; RISK OF LOSS; TITLE: 3M will ship Components to Customer or its authorized converter FOB Point of Shipment, freight and insurance prepaid and allowed to the first U.S. destination specified in Customer's or its authorized converter's purchase order. 3M shall make reasonable efforts to meet any shipping dates specified in purchase orders, but failure to meet any particular shipping deadline less than 21 days from promised ship date will not constitute a breach of this Agreement. Risk of loss passes to Customer when Components are delivered to designated ship-to dock. For all Components contained in any single shipment, title passes to Customer's Converters only when Customer's Converters have fully paid for the shipment.

10. REGULATORY APPROVALS: Customer shall be responsible for obtaining and maintaining all necessary regulatory approvals for Customer's products that incorporate Components in the country where products are sold.

11. WARRANTIES LIMITED; INDEMNIFICATION: All statements, technical information and recommendations contained in any specifications are based on tests 3M believes to be reliable. 3M warrants only that at the time of shipment the Components will meet the Component specifications in effect at the time of ordering and it has the right and authority to sell the Components pursuant to the terms and conditions of the Agreement. 3M DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES WITH RESPECT TO COMPONENTS, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND FREEDOM FROM INFRINGEMENT. 3M specifically DOES NOT warrant the Components for any intended or unintended uses (whether or not foreseeable); for compatibility or suitability with other materials; for a customers or Third party's negligence in handling or storage; or for the suitability or acceptability of the Component specifications or test methods. Nor does 3M warrant that the Component will perform as anticipated as assembled. 3M also disclaims all warranties against infringement of any third party patent, in combination with any other materials or in any process of manufacture or use alone or in combination with any other materials.

         Customer shall indemnify and hold 3M harmless from any and all loss or liability for any and all claims, causes of action, suits, proceedings, damages, demands, fees, expenses, fines, penalties and costs (including without limitation, attorney's fees, costs and disbursements) arising from any injury or alleged injury to any person or business for property damage, personal injury or incidental, special or consequential damages made against Customer or 3M for liability arising from or caused by Customer's use of Components in Customer's products except to the extent such liability is caused by the negligence of 3M in the production, handling or distribution of Components prior to receipt by Customer or its Converter or by 3M's failure to supply Components in accordance with the warranty set forth in Paragraph 11.

12. LIMITATION OF REMEDIES: If properly and promptly notified (see Paragraph 13), 3M will, at its option, replace or refund the purchase price of any Component that is proved not to conform to 3M's express limited warranty at the time of shipment. THESE REMEDIES ARE EXCLUSIVE REMEDIES AGAINST 3M FOR ANY ALLEGED OR ACTUAL NONCONFORMANCE TO SPECIFICATIONS OR DEFECT OR OTHER FAILURE IN THE COMPONENTS OR FOR 3M'S PERFORMANCE OF THIS AGREEMENT. UNDER NO CIRCUMSTANCES IS 3M LIABLE TO CUSTOMER OR CUSTOMER'S DESIGNATED CONVERTER FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) IN ANY WAY RELATED TO THE COMPONENTS OR TO PERFORMANCE OF THIS AGREEMENT UNDER ANY THEORY OF LAW INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE AND STRICT LIABILITY.

13. CUSTOMER'S DUTY TO INSPECT; RETURNS: Customer will direct its Converters to promptly inspect any shipment of Components received from 3M and to promptly notify 3M in writing of any defects. The notice must specify the defects in detail; any defect not specified is waived. Any goods not rejected within fifteen 15 days of delivery are accepted. After sending the notice, Customer will direct its Converters to follow the 3M Return Goods Policy then in effect, or any specific and reasonable instructions that 3M may issue. Customer will allow or will direct its Converters to allow 3M to inspect any allegedly defective goods at Customers' or its Converters' site or direct that a sample be provided to 3M for investigation. For any goods which 3M determines are defective, Customer and/or its Converters will follow the 3M instructions and either return the goods to 3M, with 3M responsible for the return freight or dispose of the goods in a safe manner as directed by 3M. Reasonable costs for such disposal will be paid by 3M.

14. PROPER USE OF COMPONENTS: Customer will direct its Converters that they will not process handle or package the Components in any way that might compromise the Components efficacy or safety. Customer will not and will direct its Converters to not misuse or mishandle the Components or treat or deal with the Components in any way that might misrepresent the characteristics and capabilities of such Components. It is understood and agreed that the application of mentholated encapsulated slurry to manufacture mentholated nasal strips does not create a breach of this agreement. It is further understood that the application of such slurry to any Component is solely the decision of Customer and 3M's warranty obligations are limited as provided in paragraph 11 or this agreement.

15. INTELLECTUAL PROPERTY; NO EXCLUSIVE RIGHTS: Nothing herein shall grant to Customer or any of its Converters any patent, license, right or assignment in any patent, trade secret or other intellectual property owned or controlled by 3M or its affiliated companies. Likewise, nothing herein shall grant to 3M any patent, license, right or assignment in any patent, trade secret or other intellectual property owned or controlled by Customer or its Converters.

16. COMPONENT DISCONTINUANCE: 3M may discontinue its production or sale of Components at any time during the Term of this Agreement if 3M has reasonable grounds to believe the Components or Customer's products that use Components present a serious health, safety or environmental risk.

17.      MISCELLANEOUS:

         a) INSURANCE: Customer will maintain a liability insurance program covering such risks (including, but not limited, to products liability and contractual liability) as are appropriate in accordance with the sound business practice and Customer's obligations under this Agreement, including, but not limited to, at least $5,000,000 in product liability and $5,000,000 in general liability coverage. At the request of 3M, Customer shall provide a certificate of insurance evidencing the existence of these coverages on an annual basis.

         b) EVENTS OF EXCUSED PERFORMANCE: Neither 3M nor Customer shall be considered in default or be liable to the other for any delay beyond the reasonable control of such party, including, but not limited to, acts of God, explosion, earthquake, fire, flood, war whether declared or not, accident, strikes, labor disturbances, inability to procure supplies from third party vendors, sabotage, or order or decrees of any court or action of a governmental authority. If such delay continues for a period of more than 30 consecutive days Customer is relieved of its obligation to purchase exclusively from 3M for the period of 3M's inability to supply and such longer period as may be reasonably necessary to secure a supply of similar components from a third party. 3M agrees to use reasonable commercial efforts to help Customer identify such a supplier.

         c) NO ASSIGNMENT OR DELEGATION: Neither this Agreement nor any of the rights and obligations of a party hereunder shall be assigned, delegated, sold, transferred, sublicensed or otherwise disposed of, by operation of law or otherwise, to any third party without the prior written consent of the other party not to be unreasonably withheld; provided, however, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the sale of all or substantially all of its assets related to the business for the ingredients or the products, or in the event of its merger or consolidation or change in control or similar transaction. This paragraph does not prevent Customer from using a designated converter to process some or all of Components for Customer.

         d) NOTICES: Any notice, order or other communication required by this Agreement must be in writing, sent by first class mail or faster written means, and addressed to the address listed on Attachment 1. A party may designate in writing a substitute address.

         e) ENTIRE AGREEMENT; NO WAIVER: This Agreement, the schedules attached hereto, as well as any 3M Component specifications, state the complete understanding between 3M and Customer on this subject and replace any statements, communications or understandings, whether oral or written, made before, during or after this Agreement is signed. Customer or its Converters may place orders under this Agreement using Customer's or Converters' regular purchase order form. The only function of such purchase order shall be to communicate the quantity of Components desired and any delivery instructions. Any other terms on such forms are void and of no effect. This Agreement cannot be modified except in writing, signed by both parties. No sales representative of 3M may orally or in writing modify this Agreement. A course of dealing or of performance or usage of trade does not effect a waiver or modification unless ratified in writing. A party's failure to exercise a right in one instance does not waive that party's right to later exercise that right.

         f) GOVERNING LAW AND VENUE: Any questions, claims or disputes concerning or related to this Agreement are governed by the laws of Minnesota, notwithstanding any conflict of law principle to the contrary. The parties consent to jurisdiction and venue in the State of Minnesota.

         g) CONVERTERS: It is acknowledged and agreed that Customer shall not be liable for the performance of any obligation that may be undertaken by any of the Converters to 3M in connection with the purchase of Components pursuant to this agreement or otherwise including, without limitation, the payment for Components pursuant to any orders placed by such Converters with 3M. Not withstanding the foregoing, Customer agrees to cooperate with 3M and render all assistance that may be reasonably requested with respect to any default by Converter in connection with its purchase of Components from 3M.

         h) NATIONAL ACCOUNT REPRESENTATION: 3M agrees during the term of the agreement to provide Customer with National Account or similar status and to designate individual(s) where one or more of their responsibilities is to represent 3M and be a primary contact person for Customer's staff for, but not limited to the following purposes: new business opportunities, periodic forecast submissions, material lead-time and delivery or quantity issues; etc.

         i) Both parties agree not to disclose the terms or existence of this agreement to any third party, other than Customer's Converters, except to the extent such disclosure is required by law or a valid court order.


ACCEPTED AND AGREED TO:

MINNESOTA MINING AND MANUFACTURING COMPANY    CUSTOMER

By /s/ Michael W. Downing                     By /s/ Larry Muma
  ----------------------------------------      --------------------------------

Michael W. Downing                            Larry Muma
------------------------------------------    ----------------------------------
Print Name                                    Print Name

Business Director                             VP Operations
------------------------------------------    ----------------------------------
Title                                         Title

7/27/01                                       8/1/01
------------------------------------------    ----------------------------------
Date                                          Date

                                              CNS, Inc.
                                              ----------------------------------
                                              Company Name

                                  Attachment 1



IF TO CNS:                                   COPY TO:

CNS, Inc.                                    CNS, Inc.
7615 Smetana Lane                            7615 Smetana Lane
Attn: V.P. Operations                        Attn: Director Materials
Minneapolis, MN 55439-0802                   Minneapolis, MN 55439-0802









IF TO 3M:                                    COPY TO:

Minnesota Mining and Manufacturing           Minnesota Mining and Manufacturing
 Company (3M)                                 Company (3M)
Medical Specialties Department               Office of General Counsel
Attn:                                        Counsel for Medical Specialties
3M Center Building 275-5W-05                 3M Center Building, 220-11W-02
St. Paul, MN 55144-1000                      St. Paul, MN 55144-1000

                                    Exhibit A

                                   Exceptions


                                    [* * * *]

                                   Schedule 1

                                   Restricted

                                    CNS, Inc.
                                Component Pricing


                                    [* * * *]

                                   Schedule 2

                                   Restricted

                                    CNS, Inc.
                            3M Product Specifications


                                    [* * * *]

                                   Schedule 3

                                   Restricted

                                    CNS, Inc.
                           3M to CNS REBATE FOR GROWTH

                                    [* * * *]